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                                   Exhibit 11

                        PAULA FINANCIAL AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                      (In thousands, except per share data)

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

                                                                     THREE MONTHS ENDED
                                                                          MARCH 31
                                                                  1999               1998
                                                              -------------    --------------
Net income                                                         $ 1,279            $1,023
                                                              -------------    --------------
                                                              -------------    --------------

Weighted average shares outstanding for calculating
  basic earnings per share                                           5,929             6,322

Options                                                                  8               478
                                                              -------------    --------------

Total shares for calculating diluted earnings
   per share                                                         5,937             6,800
                                                              -------------    --------------
                                                              -------------    --------------

Basic earnings per share                                             $0.22             $0.16
                                                              -------------    --------------
                                                              -------------    --------------

Diluted earnings per share                                           $0.22             $0.15
                                                              -------------    --------------
                                                              -------------    --------------

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